UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2014

Birner Dental Management Services, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-23367	84-1307044
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1777 S. Harrison Street, Suite 1400, Denver, CO	80210
(Address of principal executive offices)	(Zip Code)

(303) 691-0680

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Birner Dental Management Services, Inc. announced the resignation of Mark A. Birner, President and a director, effective July 17, 2014. Pursuant to an agreement with the Company effective July 17, 2014, (i) Mr. Birner will receive ten months of base salary totaling approximately $283,000 payable in accordance with regular payroll practices and (ii) under certain circumstances set forth in the agreement, the Company will pay Mr. Birner’s COBRA payments and will continue to pay for Mr. Birner’s Company-procured life insurance policy for up to ten months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birner Dental Management Services, Inc.

Date: July 20, 2014	By:	/s/ Dennis N. Genty
Name: Dennis N. Genty
Title: Chief Financial Officer, Secretary, and Treasurer
(Principal Financial and Accounting Officer)